EXHIBIT 32
                        CORPORATE OFFICER'S CERTIFICATION
               UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned officers of MacDermid, Incorporated ("the Corporation") hereby certify that, as of the date of this statement, the Corporation's quarterly report on Form 10Q for the period ended September 30, 2003 ("the Report") fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations as of and for the nine and three month periods ended September 30, 2003.
The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002. This statement is not "filed" for the purposes of
Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Act or any other federal or state law or regulation.
Date:  November 7, 2003     /s/  Daniel H. Leever
       ----------------     ---------------------
                                 Daniel H. Leever
                          Chairman, President and
                          Chief Executive Officer

Date:  November 7, 2003     /s/  Gregory M. Bolingbroke
       ----------------     ---------------------------
                                 Gregory M. Bolingbroke
                                 Senior Vice President,
                     Treasurer and Corporate Controller